Exhibit 10.3

February 20, 2013

Jelton Finance Corp.

Withfield Tower, 3rd Floor

4792 Coney Drive

PO Box 1777 Belize City

Belize IBC 43707

Re:  Investment in Bluesphere Corp.

Dear Jelton Finance Corp:

This will confirm the terms on which you will invest in Bluesphere Corp (“Bluesphere”). You will invest an aggregate of $50,000 in Bluesphere in three instalments as follows: (i) $16,666 in March 2013, (ii) $16,667 in April 2013 and (iii) $16,667 in May 2013. For each dollar you invest, you will receive 1,000 shares of our common stock. These shares will be restricted and may only be offered or sold pursuant to a registration statement under the Securities Act of 1933, as amended, or an exemption therefrom. Please indicate your acceptance of such terms by counter-signing where indicated below.

Yours truly,

Shlomi Palas, CEO

Agreed and accepted:

Jelton Finance Corp.

Authorized Signatory